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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                Date of Earliest Event Reported: April 25, 2001

                             STAR SCIENTIFIC, INC.
            (Exact name of registrant as specified in its charter)

Delaware                           000-15234                 52-1402131
(State or other jurisdiction      (Commission File Number)   (IRS Employer
of incorporation or organization)                            Identification No.)


                                801 LIBERTY WAY
                            CHESTER, VIRGINIA 23836
         (Address of principal executive offices, including zip code)

                                (804) 530-0535
             (Registrant's telephone number, including area code)

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Item 5.    Other Events.

     On April 25, 2001, Star Scientific, Inc. ("Star Scientific" or the "Company") and its subsidiary, Star Tobacco & Pharmaceuticals, Inc. ("ST&P") entered into a series of new agreements (the "Agreements") with Brown & Williamson Tobacco Corporation ("B&W").

     These Agreements amend agreements previously entered into by Star Scientific and B&W, provide for royalty payments from B&W to Star Scientific on a variety of products, provide B&W the exclusive right (subject to the Company's rights) to market in the United States a new smokeless hard tobacco product, called a "cigalett(TM)", restate various loan agreements made by B&W to Star Scientific and ST&P during 1999 and 2000, and provide for the purchase of StarCured(TM) tobacco by B&W over the next three years, beginning in 2001, with the right to purchase additional tobacco in later years, among other things.

Purchases of StarCured(TM) tobacco
--------------------------------

     B&W will purchase at least 15 million pounds of very low-TSNA StarCured(TM) tobacco during each of the next three years, beginning in 2001, through Star Scientific's StarCured(TM) tobacco curing program, with the right to continue to purchase additional StarCured(TM) tobacco after the initial three-year period.

     B&W will purchase up to an additional five million pounds of very low-TSNA StarCured(TM) tobacco from Star Scientific during each of the next three years, beginning in 2001, which Star Scientific would have the right, but not the obligation, to repurchase under existing terms for its own needs at a price which will compensate B&W for its costs.

     For the next three years, farmers who grow and process StarCured(TM) tobacco will receive a $0.10 per pound premium over the B&W contract pricing schedule for flue-cured tobacco.

     If B&W requires additional StarCured(TM) tobacco that Star Scientific cannot supply due to capacity constraints, B&W may purchase StarCured(TM) tobacco curing barns for its own use, and in that event, B&W will pay Star Scientific a royalty of $0.15 per pound for the StarCured(TM) tobacco that is not otherwise subject to a royalty or used in products for which B&W pays Star Scientific a product royalty. If such tobacco is subject to a royalty or used in products for which a product royalty is paid, then B&W will pay to Star Scientific the higher of $0.15 per pound or the existing royalty for the StarCured(TM) tobacco.

     At the end of three years, Star Scientific and B&W will negotiate in good faith for the purchase of StarCured(TM) tobacco by B&W. If B&W does not purchase at least 15 million pounds of StarCured(TM) tobacco annually in the later years, then for each pound purchased below 15 million pounds Star Scientific will receive an $0.80 per pound reduction of its outstanding debt obligations, up to a total reduction of $12 million on a cumulative basis.

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Restructuring of debt from B&W to Star Scientific
-------------------------------------------------

     The Agreements restructure approximately $29 million of debt (including approximately $16 million of short-term loans made by B&W to Star Scientific during 2000) into long-term debt with a five-year repayment schedule beginning in January 2005. Beginning in 2001 and until December 31, 2004, interest expense will be imputed, but not paid, because the restated notes are non-interest bearing until January 1, 2005 and begin accruing interest on January 1, 2005.

B&W has exclusive rights to sell cigalett(TM)
-------------------------------------------

     The Agreements also grant to B&W the exclusive right, subject only to Star Scientific's own rights to distribute its own cigalett(TM) product, to purchase and sell a new, smokeless hard snuff tobacco product, a "cigalett(TM)", that will not have the unpleasant aesthetics associated with conventional moist snuff and chewing tobacco. B&W will have a 10-year exclusive right in the United States to market and distribute the cigalett(TM).

     During the exclusivity period, B&W will pay a royalty of $5.00 per carton ($0.50 per pack) for all cigalett(TM) products sold by B&W, with certain price escalators beginning after 2007.

     If B&W determines the market tests of the cigalett(TM) are successful, B&W will forgive one-half of the debt outstanding from Star Scientific under the restructured loan agreement. If after the completion of the test marketing program, B&W sells the cigalett(TM) product in at least 15 states, then B&W will forgive all of the debt obligations of Star Scientific.

     Star Scientific will manufacture the cigalett(TM) product, and B&W will purchase the product at cost from Star Scientific. If additional manufacturing equipment is required to provide additional manufacturing capacity, Star Scientific and B&W will coordinate the expansion of manufacturing capacity and will share costs based on anticipated usage.

Royalties on B&W's purchase of other low-TSNA tobacco and StarCured(TM) tobacco
-----------------------------------------------------------------------------

     Star Scientific will receive minimum annual royalty payments of $1.5 million per year from B&W for low-TSNA flue-cured tobacco (not cured in StarCured(TM) barns) which B&W purchases under contract from farmers in 2001 and 2002. Subject to the foregoing, royalties will be paid on low-TSNA tobacco and StarCured(TM) tobacco purchases at a royalty rate to be determined based on Star Scientific's licensing arrangements with other tobacco companies.

B&W assumes responsibility for Advance(R)
--------------------------------------

     The Agreements provide that B&W will take over all responsibilities for the sales, marketing and distribution of Advance(R), the all low-TSNA cigarette jointly developed by Star Scientific and B&W. B&W will conduct expanded test marketing and will undertake a rollout of Advance(R) if its test marketing proves successful.

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     B&W will pay Star Scientific a royalty on sales of Advance(R), which will initially be $0.40 per carton, with certain price adjustments in the future. If B&W discontinues sales of Advance(R) (defined as not taking commercially reasonable steps to market Advance(R) in at least seven states within one year after completing its test market), then Star Scientific will be entitled to a royalty on all low-TSNA tobacco products marketed by B&W as such and which contain StarCured(TM) tobacco.

Royalties to be used to pay down existing debt
----------------------------------------------

     As long as debt remains outstanding between Star Scientific and B&W, Star Scientific will receive a credit for all royalty payments which will be used to reduce the existing long-term debt of approximately $29 million. Once the debt has been repaid, the royalties will be paid directly to Star Scientific.

Collateral interests
--------------------

     Star Scientific's long-term debt is secured by tobacco leaf inventory, the curing barns, and a first priority security interest in the intellectual property of Star Scientific and ST&P. In addition, Star Scientific and ST&P have each guaranteed the payment of the other's obligations under the Loans.

     Once the outstanding loan balance is reduced to $10 million, the collateral, except for the Star Scientific and ST&P guarantees, will be released by B&W.

Note on Forward-Looking Statements

THIS REPORT ON FORM 8-K CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY HAS TRIED, WHENEVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS USING WORDS SUCH AS "ANTICIPATES", "BELIEVES", "ESTIMATES", "EXPECTS", "PLANS", "INTENDS" AND SIMILAR EXPRESSIONS. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO IT. ACCORDINGLY, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, SUCH STATEMENTS. THESE RISKS, UNCERTAINTIES AND CONTINGENCIES INCLUDE, WITHOUT LIMITATION, THE CHALLENGES INHERENT IN NEW PRODUCT DEVELOPMENT INITIATIVES, THE COMPANY'S ABILITY TO RAISE THE CAPITAL NECESSARY TO GROW ITS BUSINESS, POTENTIAL DISPUTES CONCERNING THE COMPANY'S INTELLECTUAL PROPERTY, POTENTIAL DELAYS IN OBTAINING ANY NECESSARY GOVERNMENT APPROVALS OF THE COMPANY'S

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PROPOSED REDUCED RISK TOBACCO PRODUCTS, MARKET ACCEPTANCE OF THE COMPANY'S
PROPOSED NEW PRODUCTS, COMPETITION FROM COMPANIES WITH GREATER RESOURCES THAN THE COMPANY, THE COMPANY'S DECISION NOT TO JOIN THE MASTER SETTLEMENT AGREEMENT ("MSA") AND ITS DECISION TO CHALLENGE THE CONSTITUTIONALITY OF THE MSA, THE EFFECT OF STATE STATUTES ADOPTED UNDER THE MSA AND ANY SUBSEQUENT MODIFICATION OF THE MSA, THE COMPANY'S DEPENDENCE ON KEY EMPLOYEES AND ON ITS STRATEGIC RELATIONSHIPS WITH BROWN & WILLIAMSON TOBACCO CORPORATION. THE IMPACT OF POTENTIAL LITIGATION, IF INITIATED AGAINST OR BY INDIVIDUAL STATES THAT HAVE ADOPTED THE MSA, COULD BE MATERIALLY ADVERSE TO THE COMPANY. SEE ADDITIONAL DISCUSSION UNDER "FACTORS THAT MAY AFFECT FUTURE RESULTS" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AND OTHER FACTORS DETAILED FROM TIME TO TIME IN THE COMPANY'S OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR ADVISE UPON ANY SUCH FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS PRESS RELEASE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Item 7.   Financial Statements and Exhibits

          (a) Financial Statements:

                None.

          (b) Exhibits:

  Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, portions of the attached exhibits have been omitted and filed separately with the Securities and Exchange Commission. The omitted portions have been marked with a [***].

          Exhibit No.    Description
          -----------    -----------
          99.1           Restated Master Agreement, dated April 25, 2001, by and
                         between Star Scientific, Inc. and Brown & Williamson
                         Tobacco Corporation

          99.2 First Amendment to Restated Loan Agreement dated April 25 2001, among Star Scientific, Inc., Star Tobacco & Pharmaceuticals and Brown & Williamson Tobacco Corporation

          99.3 Hard Tobacco Agreement, dated April 25, 2001, between Brown & Williamson Tobacco Corporation and Star Scientific, Inc.

          99.4 Trademark License and Royalty Agreement, dated April 25, 2001, between Star Scientific, Inc. and Brown & Williamson Tobacco Corporation

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          99.5           Other Low TSNA Tobacco Royalty Agreement, dated April
                         25, 2001 by and between Star Scientific, Inc. and Brown & Williamson Tobacco Corporation

          99.6 First Amendment to Regent/B&W License Agreement, dated April 25, 2001, by and among Regent Court Technologies, Jonnie R. Williams, Francis O'Donnell, Jr., Star Scientific, Inc. and Brown & Williamson Tobacco Corporation

          99.7 Chase City License and Services Agreement, dated April 25, 2001, between Star Scientific, Inc. and Brown & Williamson Tobacco Corporation

          99.8           Press Release dated April 27, 2001

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    STAR SCIENTIFIC, INC.



Date: May 17, 2001                  By:  /s/ Paul L. Perito
                                        ---------------------------------------
                                         Paul L. Perito
                                         Chairman of the Board, President and
                                         Chief Operating Officer

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